SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 3, 2014

Bankwell Financial Group, Inc.

(Exact name of registrant as specified in its charter)

Connecticut	001-36448	20-8251355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 Elm Street

New Canaan, Connecticut 06840

(Address and Telephone Number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 3, 2014, Bankwell Financial Group, Inc., (the “Company”) the holding company for Bankwell Bank (the “Bank”), issued a Press Release announcing that its Board of Directors elected Michael J. Brandt to serve as a director of the Company and the Bank restoring the number of Directors to twelve.

Mr. Brandt is the Senior Vice President and Chief Financial Officer of Prudential Retirement, Hartford, Connecticut (a division of Prudential Financial, Inc.). Prior to 2010, he was the Region Head, and Chief Operating Officer, Americas, for Babcock & Brown, New York, NY. Prior to Babcock, he served in a number of senior financial and managerial positions at GE Capital. He is a certified public accountant.

There are no arrangements or understandings between Mr. Brandt and the Company or any other person, pursuant to which he was selected as a Director. Mr. Brandt is not a party to any related party transactions with the Company or the Bank that would be required to be disclosed under Regulation S-K, Item 404(a). There are no material plans, contracts or arrangements (whether or not written) to which Mr. Brandt is a party or in which he participates that were entered into, or material amendment made in connection with his election, nor were there any grants or awards to him or modifications thereto, under any such plans, contracts or arrangements in connection with his election.

Mr. Brandt has been named to the following Committees of the Company’s Board of Directors: Audit Committee and ALCO Committee.

A copy of the Press Release is included as Exhibit 99.1 to this current Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated September 9, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANKWELL FINANCIAL GROUP, INC.
Registrant

September 9, 2014	By:	/s/ Ernest J. Verrico, Sr.
Ernest J. Verrico, Sr.
Executive Vice President
and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated September 9, 2014

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